Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to Registration Statement (File No. 333-272655) on Form S-4 of our report dated October 11, 2022, relating to the consolidated financial statements of SportsHub Games Network, Inc. and Subsidiaries for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ BerganKDV, LTD

Minneapolis, Minnesota

October 4, 2023